Item 16(c)(2)(i)

TM Capital March 2002 Board Presentation

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Exhibit B

METHODE ELECTRONICS, INC.

Capitalization Analysis

TM CAPITAL CORP.

March 2002

[LOGO]	[LOGO]

Tab 1

Current Capitalization

	Class A Stock		Class B Stock		Total All Classes
Shareholders	Beneficially Owned	Percent of Class	Beneficially Owned	Percent of Class	Beneficially Owned		Percent of Total Outstanding
Directors:

William T. Jensen, Chairman	120,133	0.3%	—	—	120,133		0.3%
James W. Ashley, Jr., Secretary & Director	4,000	0.0%	—	—	4,000		0.0%
Warren L. Batts, Director	14,000	0.0%	—	—	14,000		0.0%
William C. Croft, Director	87,400	0.3%	—	—	87,400		0.2%
Donald W. Duda, President	—	0.0%	—	—	—		—
James W. McGinley, Director	13,103	0.0%	289	0.0%	13,392		0.0%
Robert R. McGinley, Director	119,200	0.3%	23,308	2.1%	142,508		0.4%
George C. Wright, Director	83,469	0.2%	6,540	0.6%	90,009		0.3%

Total Directors	441,305	1.3%	30,137	2.8%	351,309		1.0%

Estate of William J. McGinley	35,000	0.1%	890,901	81.8%	925,901		2.6%

Institutional Investors:

T. Rowe Price Associates, Inc.	3,280,000	9.4%	—	—	3,280,000		9.1%
Barclays Bank PLC	2,037,000	5.8%	—	—	2,037,000		5.7%
American Century Investment Management Inc.	1,783,000	5.1%	—	—	1,783,000		5.0%
Advisory Research Inc.	1,695,000	4.9%	—	—	1,695,000		4.7%
Private Capital Management	1,226,000	3.5%	—	—	1,226,000		3.4%
LSV Asset Management	1,153,000	3.3%	—	—	1,153,000		3.2%
Wellington Management Company LLP	1,068,000	3.1%	—	—	1,068,000		3.0%
Caxton Associates LLC	1,004,000	2.9%	—	—	1,004,000		2.8%
Putnam Investment Management, Inc.	734,661	2.1%	—	—	734,661		2.0%
Century Management	694,100	2.0%	—	—	694,100		1.9%
AAL Capital Management Corp.	629,000	1.8%	—	—	629,000		1.7%
Vanguard Group Inc.	608,443	1.7%	—	—	608,443		1.7%
Strong Capital Management Inc.	555,150	1.6%	—	—	555,150		1.5%
State Board of Administration of Florida	457,600	1.3%	—	—	457,600		1.3%
Hocky Management Company LLC	441,500	1.3%	—	—	441,500		1.2%
Principal Financial Group	434,577	1.2%	—	—	434,577		1.2%
Keeley Asset Management Corp.	433,195	1.2%	—	—	433,195		1.2%
Invesco Inc.	427,000	1.2%	—	—	427,000		1.2%
State Street Corp.	379,410	1.1%	—	—	379,410		1.1%
Banc One Corporation	—	—	700	0.1%	700		0.0%
Other Institutional Investors	6,600,240	18.9%	—	—	6,600,240		18.3%

Total Institutional	25,640,876	73.5%	700	0.1%	25,641,576		71.3%

Other Shares Outstanding	8,762,663	25.1%	167,679	15.4%	9,050,475		25.2%

Total Shares Outstanding	34,879,844	100.0%	1,089,417	100.0%	35,969,261	(a)	100.0%

(a) Does not include approximately 2,273,501 options outstanding.

Sources:

Methode Electronics, Inc.

Proxy Statement dated August 17, 2001 and subsequent Forms 4.

Bloomberg L.P.

Voting Rights

Classification of Stock	Shares Outstanding	Percent of Total Outstanding	Voting Rights

Class A Common Stock (excluding exercisable options)	34,879,844	97.0%

The affirmative vote of the holders of a majority of the Class A common stock present in person or by proxy at the annual meeting are entitled to elect 25% of the authorized number of directors, rounded up to a whole number, with each Class A share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class A common stock are entitled to one-tenth of a vote per share on all other matters. The corporation may pay dividends to holders of Class A Stock in excess of dividends paid, or without paying dividends to, holders of Class B Stock.

Class B Common Stock (excluding exercisable options)	1,089,417	3.0%

The affirmative vote of the holders of a majority of the Class B common stock in person or by proxy at the annual meeting are entitled to elect all remaining directors, with each Class B share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class B common stock are entitled to one vote per share on all other matters. Whenever a dividend is paid to the holders of Class B Stock, the corporation also shall pay to the holders of Class A Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Stock.

	35,969,261	100.0%

Economic Interest and Voting Analysis Summary

	Economic Interest			Ordinary Voting
Classification of Stock	Beneficially Owned	Percent of Total Outstanding	Election of Directors (b)	Votes	Percent of Total

Class A Stock (a)	34,879,844	97.0%	25.0%	3,487,984	76.2%
Class B Stock	1,089,417	3.0%	75.0%	1,089,417	23.8%

Total Shares Outstanding	35,969,261	100.0%	100.0%	4,577,401	100.0%

(a)   Does not include 2,273,501 Class A Stock options held by the Company’s officers and directors.

(b)         Class A stock as a class is entitled to elect 25% of the authorized number of directors rounded up to a whole number, with Class B stock electing the remaining directors as a class.  Such separate class voting for directors is eliminated if fewer than 100,000 Class B shares are outstanding.

TAB 2

Summary Historical & Projected Financial Data

Net Sales

[CHART]

EBITDA

[CHART]

Income from Continuing Operations

[CHART]

EPS from Continuing Operations

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Methode Electronics, Inc.
Consolidated Historical & Projected Income Statements

	Fiscal Year Ended April 30, (a)					Nine Months Ended January 31,		Fiscal Year Ending April 30,
($ in millions, except per share data)	1997	1998	1999	2000	2001(b)	2001(f)	2002(g)	2002E (g)	2003E	2004E	2005E
Revenues:
Net Sales	$343.1	$379.3	$362.1	$357.6	$359.7	$270.0	$234.7	$318.4	$354.6	$425.0	$500.0
Other	6.2	5.8	5.6	3.2	2.4	1.8	1.5	3.0	2.8	2.7	2.6
Total Revenues	349.3	385.1	367.7	360.9	362.1	271.8	236.2	321.4	357.4	427.7	502.6
Cost of Products Sold	246.3	280.2	263.8	264.9	295.9	217.6	192.1	247.8	266.2	317.3	371.0
Gross Profit	102.9	104.9	103.9	96.0	66.2	54.1	44.0	73.6	91.2	110.4	131.6
Depreciation & Amortization	— (c)	— (c)	16.0	15.6	15.9	— (c)	— (c)	15.1	17.2	18.3	19.5
Provision for Exiting Business	—	—	3.1	—	—	—	—	—	—	—	—
Selling and Administrative Expenses	43.9	49.9	41.1	41.8	26.4	33.4	28.8	36.4	39.6	44.9	51.2
Operating Income	59.0	55.0	43.7	38.6	24.0	20.7	15.3	22.2	34.3	47.1	60.8
Interest, Net	(0.2)	(0.3)	1.0	1.7	1.7	1.3	1.0	1.3	1.4	1.4	1.5
Other, Net	(0.4)	(1.2)	0.3	0.6	1.2	0.7	0.9	0.2	0.2	0.2	0.2
Income from Continuing Operations before Income Taxes	58.4	53.6	45.0	40.9	26.8	22.7	17.1	23.7	35.9	48.8	62.5
Income Taxes	21.2	18.3	15.7	13.8	8.2	7.3	5.6	8.0	12.1	16.5	21.1
Income from Continuing Operations (d)	$37.2	$35.3	$29.3	$27.1	$18.6	$15.4	$11.5	$15.7	$23.8	$32.3	$41.4

Earnings Per Share from Continuing Operations, Diluted	$1.06	$1.00	$0.83	$0.76	$0.52	$0.43	$0.32	$0.44	$0.66	$0.90	$1.15
Dividends Per Share – Class A and Class B Shareholders	$0.20	$0.20	$0.20	$0.20	$0.20	$0.15	$0.15	$0.20	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions) (e)	35.2	35.5	35.4	35.5	35.8	35.8	36.0	36.0	36.0	36.0	36.0

EBITDA Calculation
Operating Income	$59.0	$55.0	$43.7	$38.6	$24.0	$20.7	$15.3	$22.2	$34.3	$47.1	$60.8
Depreciation & Amortization	16.7	19.9	16.0	15.6	15.9	11.5	12.5	15.1	17.2	18.3	19.5
EBITDA	$75.6	$74.9	$59.7	$54.2	$39.9	$32.3	$27.7	$37.2	$51.5	$65.5	$80.4

Net Sales Growth	11.6%	10.6%	NM	(1.2% )	0.6%	NA	(13.1% )	(11.5% )	11.4%	19.9%	17.6%
Gross Margin	30.0%	27.7%	28.7%	26.8%	18.4%	20.1%	18.8%	23.1%	25.7%	26.0%	26.3%
Operating Expenses as a % of Sales	12.8%	13.2%	16.6%	16.1%	11.7%	12.4%	12.3%	16.2%	16.0%	14.9%	14.1%
EBITDA Margin	22.0%	19.7%	16.5%	15.2%	11.1%	11.9%	11.8%	11.7%	14.5%	15.4%	16.1%
Operating Margin	17.2%	14.5%	12.1%	10.8%	6.7%	7.7%	6.5%	7.0%	9.7%	11.1%	12.2%
Net Margin	10.8%	9.3%	8.1%	7.6%	5.2%	5.7%	4.9%	4.9%	6.7%	7.6%	8.3%

(a)          Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

(b)         Excludes after-tax charge of $5.9 million, net of special charges and insurance gains.  Income from Continuing Operations was $12.8 million if these charges were included.

(c)          Depreciation & Amortization is included in Cost of Products Sold and Selling and Administrative Expenses.

(d)         After-tax Income from Discontinued Operations was $3.5 million in 1999, $3.8 million in 2000 and $6.6 million in 2001, including costs associated with the Stratos spin-off of $1.3 million in 2001.

(e)          Assumes approximately 36.0 million weighted average shares outstanding for projected years.

(f)            Excludes $6.0 million for insurance gains.

(g)         Excludes $5.0 million warranty and restructuring charge.

Methode Electronics, Inc.
Consolidated Historical & Projected Balance Sheets

	As of April 30, (a)					As of 1/31/01	As of April 30,
($ in millions)	1997	1998	1999	2000	2001		2002E	2003E	2004E	2005E
ASSETS:

Cash & Cash Equivalents	$23.1	$24.2	$22.2	$28.9	$42.8	$54.3	$57.3	$66.8	$67.2	$74.6
Accounts Receivable, Net	54.1	64.5	79.2	67.3	66.1	57.2	57.5	59.1	70.8	83.3
Inventories	39.9	49.0	42.3	47.7	51.4	40.9	43.2	47.1	54.6	62.3
Current Deferred Income Taxes	2.8	4.0	4.7	5.1	8.6	8.3	8.4	9.3	11.2	13.2
Prepaid Expenses	2.9	3.1	5.5	4.3	8.4	5.8	7.4	8.1	9.4	10.7
Total Current Assets	122.8	144.7	153.8	153.4	177.3	166.5	173.8	190.5	213.2	244.2
Property, Plant & Equipment, Net	80.1	87.0	78.4	70.9	70.1	68.6	67.1	65.9	65.5	66.0
Goodwill, Net	35.2	38.7	38.2	38.7	27.6	27.3	27.6	27.6	27.6	27.6
Other	15.4	17.0	14.7	16.9	19.9	34.4	35.6	38.8	45.0	51.3
Total Assets	$253.5	$287.5	$285.1	$279.8	$294.9	$296.8	$304.1	$322.8	$351.4	$389.1

LIABILITIES & SHAREHOLDERS’ EQUITY:

Current Liabilities:
Accounts & Notes Payable	$25.6	$27.7	$22.8	$27.0	$27.7	$20.1	$27.7	$28.4	$29.9	$31.4
Other Current Liabilities	19.0	22.7	29.1	21.2	26.3	31.5	26.3	26.3	26.3	26.3
Total Current Liabilities	44.5	50.4	51.9	48.2	54.0	51.6	54.0	54.8	56.3	57.8
Other Liabilities	4.8	3.8	3.6	3.9	5.3	7.8	5.3	6.0	7.1	8.4
Deferred Compensation	7.0	7.3	7.3	6.9	6.3	5.1	6.9	7.6	8.3	9.2
Total Liabilities	56.3	61.5	62.8	59.0	65.6	64.5	66.2	68.3	71.7	75.3
Stockholders’ Equity:
Common Stock	17.7	17.8	17.4	18.0	18.1	18.2	18.1	18.1	18.1	18.1
Additional Paid-in Capital	18.0	21.0	(2.6)	28.0	33.3	34.4	33.3	33.3	33.3	33.3
Retained Earnings	161.2	189.4	214.1	181.4	190.6	193.7	199.1	215.7	240.9	275.1
Other Shareholders’ Equity	0.2	(2.2)	(6.6)	(6.5)	(12.7)	(14.0)	(12.7)	(12.7)	(12.7)	(12.7)
Total Stockholders’ Equity	197.2	226.0	222.3	220.9	229.3	232.3	237.9	254.5	279.6	313.8
Total Liabilities & Stockholders’ Equity	$253.5	$287.5	$285.1	$279.8	$294.9	$296.8	$304.1	$322.8	$351.4	$389.1

Book Value Per Share	$5.56	$6.34	$6.21	$6.13	$6.34	$6.46	$6.61	$7.08	$7.77	$8.73
Number of Shares Outstanding (b)	35.5	35.7	35.8	36.0	36.2	36.0	36.0	36.0	36.0	36.0

(a)          Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

(b)         Assumes current outstanding number of shares of approximately 36.0 million for projected years.

Methode Electronics, Inc.
Consolidated Historical & Projected Cash Flow Statements

	Year Ended April 30, (a)					Nine Months Ended January 31,		Year Ending April 30,
($ in millions)	1997	1998	1999	2000	2001	2001	2002	2002E	2003E	2004E	2005E
Cash Flows from Operating Activities:
Net Income from Continuing Operations	$37.2	$35.3	$29.3	$27.1	$18.6	$21.4	$8.5	$15.7	$23.8	$32.3	$41.4
Adjustments to Reconcile Net Income from Continuing Operations to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	14.7	17.6	16.0	15.6	15.9	11.5	12.5	15.1	17.2	18.3	19.5
Provision for Losses on Accounts Receivable	0.0	0.1	1.1	3.0	1.4	—	—	—	—	—	—
Provision for Deferred Compensation and SEBP	(0.3)	(0.2)	0.4	0.7	—	—	—	—	—	—	—
Deferred Income Taxes	0.5	(1.0)	(1.1)	(0.8)	(0.8)	—	—	(0.8)	(0.8)	(0.8)	(0.8)
Amortization of Stock Awards	2.0	2.2	2.2	1.9	0.8	—	—	—	—	—	—
Provision for Loss on Idle Equipment	—	—	—	1.0	0.6	—	—	—	—	—	—
Contribution of Treasury Stock to ESOP	—	—	—	1.2	—	—	—	—	—	—	—
(Increase) Decrease in Accounts Receivable	(0.8)	(7.1)	(19.3)	8.9	(0.2)	—	—	8.6	(1.6)	(11.7)	(12.5)
(Increase) Decrease in Inventories	(3.0)	(7.5)	3.9	(6.3)	(3.6)	—	—	8.2	(3.9)	(7.5)	(7.7)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	0.7	0.0	(2.5)	1.2	(5.5)	—	—	(0.1)	(4.0)	(8.1)	(8.5)
Increase (Decrease) in Accounts Payable and Accrued Expenses	(6.0)	(1.2)	2.3	1.4	9.1	—	—	—	0.8	1.5	1.5
Changes in Operating Assets & Liabilities	—	—	—	—	—	(7.2)	16.8	—	—	—	—
Other	—	—	—	—	—	0.5	0.5	—	—	—	—
Net Cash (Used in) Provided by Operating Activities	44.9	38.3	32.3	54.8	36.4	26.3	38.3	46.7	31.5	24.1	32.9

Cash Flows from Investing Activities:
Purchases of Property, Plant & Equipment	(20.4)	(23.2)	(17.5)	(12.9)	(15.6)	(11.9)	(9.1)	(12.0)	(16.0)	(18.0)	(20.0)
Purchases of Subsidiaries	(40.8)	(3.8)	(1.5)	(1.0)	—	—	—	(13.0)	—	—	—
Proceeds (Purchases) Life Insurance Policies	(0.7)	(1.0)	(0.9)	(1.1)	(1.2)	—	—	(0.9)	—	—	—
Proceeds from Sale of Assets	—	—	—	3.5	—	—	—	—	—	—	—
Acquisitions	—	—	—	—	—	—	(13.0)	—	—	—	—
Other	(0.9)	(3.7)	1.9	(5.0)	3.8	(7.2)	(0.9)	—	—	—	—
Net Cash (Used in) Provided by Investing Activities	(62.9)	(31.7)	(18.1)	(16.4)	(13.0)	(19.1)	(23.0)	(25.9)	(16.0)	(18.0)	(20.0)

Cash Flows from Financing Activities:
Borrowings (Repayments) on Lines of Credit & Long-term Borrowings	(1.4)	1.7	1.6	(3.6)	(1.2)	—	—	—	—	—	—
Exercise of Stock Options	—	—	—	1.3	2.7	2.4	1.2	1.0	1.3	1.5	1.8
Treasury Stock Transactions	(0.6)	(0.2)	(3.1)	0.5	—	—	—	—	—	—	—
Cash Dividends	(7.1)	(7.1)	(7.1)	(7.1)	(7.1)	(5.4)	(5.4)	(7.2)	(7.2)	(7.2)	(7.2)
Other	—	—	—	—	—	(0.0)	0.5	—	—	—	—
Net Cash (Used in) Provided by Financing Activities	(9.1)	(5.5)	(8.6)	(8.9)	(5.6)	(2.9)	(3.7)	(6.2)	(6.0)	(5.7)	(5.5)
Net Cash (Used in) Discontinued Operations	—	—	(7.6)	(22.9)	(1.0)	(0.8)	—	—	—	—	—
Net Cash (Used in) Special Charge	—	—	—	—	(2.9)	—	—	—	—	—	—
Increase (Decrease) in Cash and Cash Equivalents	(27.1)	1.1	(2.0)	6.7	13.9	3.5	11.5	14.5	9.5	0.4	7.5
Cash and Cash Equivalents at Beginning of Period	50.2	23.1	24.2	22.2	28.9	28.9	42.8	42.8	57.3	66.8	67.2
Cash and Cash Equivalents at End of Period	$23.1	$24.2	$22.2	$28.9	$42.8	$32.4	$54.3	$57.3	$66.8	$67.2	$74.6

(a)          Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

Historical & Projected Sales by Segment *

[CHART]

*                 Total Sales does not include corporate discounts.

Methode Electronics, Inc.
Selected Historical & Projected Operating Data by Segment

($in millions, except per share data)

	Fiscal Year Ended April 30,			Fiscal Year Ending April 30,
	1999	2000	2001(a)	2002E (b)	2003E	2004E	2005E
Net Sales:
Electronic:
Automotive	$206.2	$216.5	$213.3	$221.7	$262.2	$323.6	$388.8
Non-Automotive	108.4	96.4	104.0	57.0	50.0	55.0	60.5
Electronic – Total	314.6	312.9	317.3	278.7	312.2	378.6	449.3
Optical	18.3	20.8	27.8	28.5	29.9	32.9	36.2
Other	30.8	25.8	17.9	14.5	16.0	17.0	18.0
Corporate (Discounts)	(1.6)	(1.9)	(3.2)	(3.3)	(3.5)	(3.5)	(3.5)
Total Net Sales	$362.1	$357.6	$359.7	$318.4	$354.6	$425.0	$500.0

Operating Profit
Electronic:
Automotive	$36.6	$37.2	$20.5	$30.0	$39.9	$50.1	$60.5
Non-Automotive	19.6	11.4	(2.4)	(0.3)	3.3	5.0	7.0
Electronic – Total	$56.3	$48.6	$18.1	$29.7	$43.2	$55.0	$67.5
Optical	1.7	0.4	2.8	1.2	3.0	4.1	5.4
Other	(4.8)	1.1	1.9	0.5	1.6	2.0	2.6
Corporate	(9.5)	(11.5)	1.1	(9.2)	(13.5)	(14.0)	(14.7)
Total Operating Income	$43.7	$38.6	$24.0	$22.2	$34.3	$47.1	$60.8

Net Sales Growth:
Electronic:
Automotive	NA	5.0%	(1.5)%	3.9%	18.3%	23.4%	20.1%
Non-Automotive	NA	(11.1%)	7.9%	(45.2)%	(12.3)%	10.0%	10.0%
Electronic – Total	NA	(0.5)%	1.4%	(12.2)%	12.0%	21.3%	18.7%
Optical	NA	13.4%	33.6%	2.6%	5.0%	10.0%	10.0%
Other	NA	(16.2)%	(30.8)%	(18.7)%	10.2%	6.3%	5.9%
Total Net Sales Grow th (Decline)	NA	(1.2)%	0.6%	(11.5)%	11.4%	19.9%	17.6%

Operating Margin:
Electronic:
Automotive	17.8%	17.2%	9.6%	13.5%	15.2%	15.5%	15.6%
Non-Automotive	18.1%	11.8%	(2.3)%	(0.6)%	6.5%	9.0%	11.5%
Electronic – Total	17.9%	15.5%	5.7%	10.6%	13.8%	14.5%	15.0%
Optical	9.5%	1.7%	10.1%	4.1%	10.0%	12.5%	15.0%
Other	(15.7)%	4.3%	10.9%	3.5%	10.0%	12.0%	14.5%
Total Operating Margin	12.1%	10.8%	6.7%	7.0%	9.7%	11.1%	12.2%

(a)          Excludes special charge and insurance gain.

(b)         Excludes $5 million warranty charge and restructuring charge.

Tab 3

Methode Electronics, Inc.
Daily Closing Stock Price - 1/2/99 to 3/12/02*

[CHART]

* Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

Methode Electronics, Inc.
Daily Trading Premium (Discount) of Class B Stock:  1/3/99 - 3/12/02

[CHART]

Methode Electronics, Inc.
Monthly Stock Trading Volume - 1/99 to 3/02

[CHART]

	Average Monthly Volume
(in thousands)	Class A	Class B
1999	5,451.2	10.1
2000	11,543.8	7.2
2001	9,587.0	9.2
YTD 2002	3,046.2	6.9
Total Period	8,413.4	8.7

* Represents partial month’s volume as of March 12, 2002.

Tab 4

Analysis of Selected Publicly Traded Electronic Component Manufacturing Companies

	Selected Publicly Traded Companies
($s in millions)	Amphenol Corporation	CTS Corporation	Delphi Automotive Systems Corporation	Littelfuse, Inc.	Molex Incorporated	Thomas & Betts Corporation	TRW Inc.	Median	Methode Electronics, Inc.
Operating Data (Latest 12 months)	12/ 31/ 2001	12/ 31/ 2001	12/ 31/ 2001	12/ 29/ 2001	12/ 31/ 2001	12/ 30/ 2001	12/ 31/ 2001		1/ 31/ 2002

Net Sales	$1,103.8	$577.7	$26,088.0	$272.1	$1,957.2	$1,497.5	$16,383.0	$1,497.5	$324.4
Five-Year Compound Sales Growth	7.3%	12.4%	(3.4)%	2.4%	6.5%	(6.8)%	10.7%	6.5%	6.6	%(b)

Gross Profit	$367.2	$122.0 (a)	$2,872.0	$91.9	$642.7 (a)	$338.4	$2,495.0 (a)		$56.1
Gross Margin	33.3%	21.1%	11.0%	33.8%	32.8%	22.6%	15.2%	22.6%	17.3%

EBITDA	$243.7	$56.1 (a)	$1,668.0 (a)	$40.5 (a )	$378.8 (a)	$68.2 (a)	$1,677.0 (a)		$35.4
EBITDA Margin	22.1%	9.7%	6.4%	14.9%	19.4%	4.6%	10.2%	10.2%	10.9%

Operating Income	$197.0	$2.2 (a)	$518.0 (a)	$14.9 (a)	$156.0 (a)	($23.3 (a)	$922.0 (a)		$18.5	(c)
Operating Margin	17.9%	0.4%	2.0%	5.5%	8.0%	(1.6% )	5.6%	5.5%	5.7%

Net Income	$83.7	($45.4)	($370.0)	$4.1	$101.0	($138.9)	$68.0		$14.7
Net Profit Margin	7.6%	(7.9% )	(1.4% )	1.5%	5.2%	(9.3% )	0.4%	0.4%	4.5%

Balance Sheet Data (Latest Available)

Cash & Equivalents	$28.0	$13.3	$757.0	$34.5	$227.5	$241.8	$240.0		$54.3

Total Assets	$1,026.7	$567.9	$18,602.0	$272.3	$2,091.9	$1,761.6	$14,444.0	$1,761.6	$296.8

Current Debt	$59.7	$27.5	$1,270.0	$21.0	—	$54.0	$839.0		—
Long-Term Debt	660.6	127.8	2,083.0	30.4	21.8	618.0	4,870.0		—

Total Debt	720.3	155.3	3,353.0	51.4	21.8	672.0	5,709.0		—

Minority Interest	—	—	—	—	2.0	—	74.0		—

Shareholders’ Equity	103.9	242.9	2,312.0	177.7	1,752.0	683.3	2,186.0		232.3

Total Capital	$824.3	$398.2	$5,665.0	$229.1	$1,775.8	$1,355.3	$7,969.0		$232.3

Debt as a% of Total Capital	87.4%	39.0%	59.2%	22.4%	1.2%	49.6%	71.6%	49.6%	—

Operating Income/ Total Assets	19.2%	0.4%	2.8%	5.5%	7.5%	NM	6.4%	5.9%	6.2%

Return on Equity	80.5%	NM	NM	2.3%	5.8%	NM	3.1%	4.4%	6.3%

NA – Not Available

NM – Not Meaningful

(a)          Excludes non-recurring charges.

(b)         Five-year compound sales growth based on Robert W. Baird FY 1995 revenue estimate from continuing operations of $261.1 million.

(c)          Excludes special charge and insurance gain.

Analysis of Selected Publicly Traded Electronic Component Manufacturing Companies

	Selected Publicly Traded Companies
($s in millions, except per share data)	Amphenol Corporation	CTS Corporation	Delphi Automotive Systems Corporation	Littelfuse, Inc.	Molex Incorporated (b)	Thomas & Betts Corporation	TRW Inc.	Median	Methode Electronics, Inc.
Market Data (Latest Available)

Ticker Symbol	APH	CTS	DPH	LFUS	MOLX / MOLXA	TNB	TRW		METHA / METHB
Stock Exchange	NYSE	NYSE	NYSE	NASDAQ	NASDAQ	NYSE	NYSE		NASDAQ

Closing Price (3/ 12/ 02)	$48.07	$16.50	$17.07	$26.99	$36.56 / $32.13	$20.26	$50.28		$11.10 / $11.30

52-Week High	$57.99	$28.96	$17.50	$31.58	$42.49 / $32.40	$23.90	$51.71		$11.70 / $11.30
52-Week Low	$28.30	$12.90	$9.50	$19.37	$25.76 / $22.40	$15.28	$27.43		$4.68 / $5.07

Current as a% of High	82.9%	57.0%	97.5%	85.5%	86.0 / 99.2%	84.8%	97.2%	85.5%	99.5 / 100.0%

Market Capitalization	$2,033.3	$476.5	$9,563.3	$590.4	$6,382.7	$1,178.1	$6,353.8	$2,033.3	$398.8
Common Shares Outstanding (million)	42.3	28.9	560.2	21.9	194.3	58.1	126.4		35.9

Earnings per Share	$1.95	$(1.61)	$(0.66)	$0.19	$0.51	$(2.39)	$0.54		$0.41
Price/ Earnings Ratio	24.7x	NM	NM	142.1x	71.7x / 63.0x	NM	93.1x	80.3x	27.2x / 27.7x

Book Value per Share	$2.46	$8.41	$4.13	$8.12	$9.02	$11.75	$17.30		$6.46
Price/ Book Value	19.6x	2.0x	4.1x	3.3x	3.9x / 3.4x	1.7x	2.9x	3.3x	1.7x / 1.7x

Market Capitalization	$2,033.3	$476.5	$9,563.3	$590.4	$6,382.7	$1,178.1	$6,353.8		$398.8
Plus: Total Debt	720.3	155.3	3,353.0	51.4	21.8	672.0	5,709.0		—
Plus: Preferred Stock	—	—	—	—	—	—	—		—
Plus: Minority Interest	—	—	—	—	2.0	—	74.0		—
Less: Cash & Equivalents	28.0	13.3	757.0	34.5	227.5	241.8	240.0		54.3

Enterprise Value	$2,725.6	$618.6	$12,159.3	$607.3	$6,179.0	$1,608.3	$11,896.8		$344.5

Enterprise Value/ Operating Income	13.8x	277.9x	23.5x	40.9x	39.6x	NM	12.9x	31.5x	18.6x
Enterprise Value/ EBITDA	11.2x	11.0x	7.3x	15.0x	16.3x	23.6x	7.1x	11.2x	9.7x
Enterprise Value/ Gross Profit	7.4x	5.1x	4.2x	6.6x	9.6x	4.8x	4.8x	5.1x	6.1x
Enterprise Value/ Net Sales	2.5x	1.1x	0.5x	2.2x	3.2x	1.1x	0.7x	1.1x	1.1x

Current Fiscal Year Estimated Earnings per Share (a)
	$1.98	$0.25	$0.65	$0.55	$0.48	$0.01	$3.27		$0.43
Price/ Earnings Ratio	24.3x	67.3x	26.1x	49.5x	73.2x / 64.3x	NM	15.4x	37.8x	25.8x / 26.3x

Next Fiscal Year Estimated Earnings per Share (a)
	$2.65	$1.11	$1.10	$0.93	$0.77	NA	$3.78		$0.62
Price/ Earnings Ratio	18.2x	14.9x	15.5x	29.2x	45.4x / 39.8x	NA	13.3x	16.8x	17.9x / 18.2x

NA – Not Available

NM – Not Meaningful

(a)          Source: I/ B/ E/ S Earnings Estimates – Bloomberg

(b)         Includes Common Stock, Class A Common Stock, and non-publicly traded Class B Common Stock.

Description of Selected Publicly Traded Electronic Component Manufacturing Companies

Amphenol Corporation

Amphenol Corporation designs, manufactures and markets electrical, electronic and fiber optic connectors, interconnect systems and coaxial and flat-ribbon cable.  The company’s products are used in a variety of industries, including telephone, wireless and data communications systems, cable television systems and commercial and military aerospace electronics.

CTS Corporation

CTS Corporation designs, manufactures and sells electronic components and custom electronic assemblies.  The company sells its products to original equipment manufacturers primarily in the communications equipment, automotive and computer equipment markets around the world.

Delphi Automotive Systems Corporation

Delphi Automotive Systems Corporation is a diversified supplier of automotive components, integrated systems and modules.  The company sells its products to automotive vehicle manufacturers, as well as to the worldwide aftermarket for replacement parts.  Delphi sells its products under trademarks such as Freedom, E-STEER, FOREWARN and TRAXXAR.

Littelfuse, Inc.

Littelfuse, Inc. manufactures and sells fuses and other circuit protection devices for use in the automotive, electronic and general industrial markets.  The company also makes relays, switches, circuit breakers and indicator lights.  Littlefuse sells its products around the world.

Description of Selected Publicly Traded Electronic Component Manufacturing Companies

Molex Incorporated

Molex Incorporated manufactures electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling.  The company sells to original equipment manufacturers in industries that include automotive, computer, computer peripheral, business equipment, telecommunications, consumer products and premise wiring.

Thomas & Betts Corporation

Thomas & Betts Corporation designs, manufactures and markets electrical and electronic connectors and components for use in assembling, maintaining and repairing electrical, electronic and communication systems.  The company’s products are sold worldwide through distributors, mass merchandisers, catalogs and home centers.

TRW Inc.

TRW Inc. is a global technology, manufacturing and service company that provides advanced technology, systems and services to customers worldwide.  The company designs and produces products for the automotive, aerospace and information technology markets.  TRW provides defense systems, information technology, automotive electronics and chassis systems and other products.  On March 3, 2002, Northrop Grumman Corp. commenced an unsolicited exchange offer for TRW with proposed consideration of $47 in stock per TRW share.

Relative Share Price Performance - 1/2/99 to 3/12/02**

[CHART]

*                 Excludes Molex Inc. common shares.

**          Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

Tab 5

Dual Class Stock Trading Analysis – Discount at Which Lesser Voting Shares Trade Relative to Greater Voting Shares

Company	% (Discount) Premium
Aaron Rents	9.73%
Advanta Corp	(4.52)%
Alberto-Culver	(11.85)%
Baldwin & Lyons	9.86%
Bandag Inc	(13.93)%
Bel Fuse Inc	8.52%
Bio-Rad Labs	(3.64)%
Brown-Forman	(0.79)%
Comcast Corp	(2.27)%
Constellation Brands	0.57%
E-Z–EM Inc	(22.90)%
Fedders Corp	(11.58)%
Forest City	(0.62)%
Gen Comm	(0.89)%
Gray Comm Sys	(10.65)%
Greif Bros	5.00%
Heico Corp	(15.89)%
Herbalife Intl	(8.45)%
Hubbell Inc	4.55%
Intl Speedway	(0.18)%
Kelly Services	(0.37)%
KV Pharm	(13.58)%
Lee Enterprises	16.42%
Liberty Media Corp	(4.95)%
Liberty Satellite & Tech	7.69%
Marsh Supermkt	(12.26)%
Meredith Corp	71.43%
Molex Inc	(12.25)%
Moog Inc	5.00%
Neiman Marcus	5.98%
Odetics Inc	(20.26)%
Oshkosh B’Gosh	—
Oshkosh Truck	—
Penn Engin & MF	4.70%
Pilgrims Pride	(24.60)%
Playboy Ent	15.49%
Readers Digest	(2.09)%
Saucony Inc	—
Seneca Foods	—
Sequa Corp	(10.53)%
Tecumseh Prod	7.03%
Thomas Nelson	4.20%
Viacom Inc	0.04%
Wackenhut Corp	(1.36)%
Wiley John & Son	0.91%
Wrigley (WM.)	5.05%
Average Discount	(0.61)%

(a)          Publicly traded companies with dual class common stock with different voting rights where both classes are publicly traded (minimum market value = $20 million).

Tab 6

Recent Acquisitions Involving Dual Equity Class Companies with an Additional Premium Received by Control Shareholders

Target	Century Communications Corp.	Tele- Communications, Inc.	SFX Broadcasting, Inc.	Average

Acquiror	Adelphia Communications Corp.	AT&T Corp.	Capstar Broadcasting Partners

Date of Transaction	3/ 5/ 99	6/ 24/ 98	2/ 20/ 98

Transaction Value (millions)	$5,201	$53,593	$1,927	$20,240

Target Control Voting Shares Outstanding	42,322,059	64,444,000	1,047,037
Target Non-Control Shares Outstanding	32,887,163	473,517,000	8,773,934
Total Shares Outstanding	75,209,222	537,961,000	9,820,971

Control Voting Stock as a Percentage of Total Shares Outstanding	56.3%	12.0%	10.7%	26.3%

Additional Premium Paid to Control Shareholders	9.1%	10.0%	30.0%	16.4%

Synopsis

Adelphia offered $9.16 in cash and 0.6122 shares (valued at $34.97 based on Adelphia’s closing stock price of $57.125 prior to announcement) or $44.13 in aggregate, for each Century Class A share, and $11.81 in cash and 0.6360 shares (valued at $36.33) or $48.14 in aggregate, for each Century Class B share.

		AT&T offered 0.7757 shares per TCI Class A share and 0.8533 shares per TCI Class B share.	Capstar offered $75 in cash per SFX Class A common share and $97.50 in cash per SFX Class B common share.

Recent Acquisitions Involving Dual Equity Class Companies with No Additional Premium Received by Control Shareholders

($s in millions)

Date Announced	Target Name	Acquiror Name	Value of Transaction
3/ 7/ 2001	Crown Central Petroleum Corporation	Rosemore, Inc.	$192.2
8/ 7/ 2000	Central Newspapers, Inc.	Gannett Co., Inc.	$2,800.0
4/ 12/ 2000	Ben & Jerry’s Homemade	Unilever	$284.5
3/ 3/ 2000	Jones Intercable, Inc.	Comcast Corp.	$4,944.7
2/ 15/ 2000	Pittway Corp.	Honeywell International Inc.	$2,148.9
1/ 18/ 2000	Associated Group Inc.	AT&T - Liberty Media Group	$3,090.7
9/ 24/ 1999	United Foods Inc.	Pictsweet LLC	$3.6
7/ 15/ 1999	Hach Co.	Danaher Corp.	$359.5
3/ 2/ 1999	Genovese Drug Stores	J.C. Penny Co.	$255.5
11/ 2/ 1998	Intl Manufacturing Svcs Inc.	Celestica Inc.	$173.2
6/ 22/ 1998	NetVantage Inc.	Cabletron Systems Inc.	$94.0
10/ 21/ 1997	International Dairy Queen Inc.	Berkshire Hathaway Inc.	$596.9
6/ 17/ 1997	Hechinger Co.	Leonard Green & Partners LP	$127.0
6/ 16/ 1997	Frederick’s of Hollywood, Inc.	Knightsbridge Capital Corp.	$69.4
5/ 7/ 1997	Reliable Life Insurance Co.	Unitrin Inc.	$261.1
5/ 5/ 1997	Riser Foods Inc.	Giant Eagle Inc.	$468.5
4/ 30/ 1997	Sinter Metals Inc.	GKN PLC	$469.7
4/ 22/ 1997	International Family Entertainment	Fox Kids Worldwide Inc.	$1,862.9
3/ 10/ 1997	Greenwich Air Services Inc.	General Electric Co.	$519.2
7/ 17/ 1996	New World Communications	News Corp Ltd.	$2,173.0
6/ 3/ 1996	Heftel Broadcasting Corp.	Clear Channel Communications	$315.3
8/ 30/ 1995	Kentucky Medical Insurance Co.	Michigan Physicians Mutual	$25.0

Tab 7

Premiums Paid for Significant Ownership Purchases

($ in millions)

Date Announced	Target Name	Acquiror Name	% Shares Acquired	Value of Transaction	Four Week Premium

12/ 27/ 2001	Convera Corp	Allen Holding Co	28.3%	$34.0	-6.7%
11/ 07/ 2001	Aquila Inc	UtiliCorp United Inc	20.0%	$414.2	-16.1%
10/ 25/ 2001	Aradigm Corp	Novo Nordisk A/ S	28.3%	$20.0	10.7%
10/ 10/ 2001	TD Waterhouse Group Inc	Toronto-Dominion Bank	11.2%	$402.6	32.9%
09/ 19/ 2001	ImClone Systems Inc	Bristol-Myers Squibb Co	19.9%	$2,007.4	50.9%
08/ 22/ 2001	Homeservices Com Inc	MidAmerican Energy Holdings Co	16.5%	$32.9	56.5%
07/ 16/ 2001	Peapod Inc.	Koninklijke Ahold NV	42.0%	$34.2	90.3%
06/ 29/ 2001	Commerce One Inc	SAP AG	18.9%	$225.6	-29.1%
06/ 06/ 2001	Liberty Financial Cos Inc	Liberty Mutual Insurance Co	30.0%	$536.0	40.4%
05/ 14/ 2001	Agency.com Ltd	Seneca Investments LLC	34.3%	$53.8	161.7%
04/ 26/ 2001	XO Communications	Forstmann Little & Co	13.4%	$250.0	-21.6%
04/ 24/ 2001	Pharmanetics Inc	Bayer Corp.	15.6%	$17.4	76.2%
03/ 26/ 2001	CSFBdirect	Credit Suisse First Boston	18.0%	$110.4	73.9%
02/ 16/ 2001	Priceline.com Inc	Investor Group	18.3%	$23.7	-28.5%
02/ 15/ 2001	Westfield America Inc	Westfield America Trust	22.5%	$1,050.8	14.5%
01/ 12/ 2001	Collins & Aikman Corp	Heartland Industrial Partners	31.0%	$135.0	12.7%
12/ 29/ 2000	Berlitz Intl Inc	Benesse Corp	22.8%	$110.2	112.9%
12/ 15/ 2000	United Auto Group Inc	Penske Capital Partners LLC	20.1%	$41.9	46.1%
12/ 14/ 2000	NPC International Inc	O Gene Bicknell	35.0%	$93.6	32.0%
11/ 16/ 2000	PBOC Holdings Inc	FBOP Corp,Oak Park,Illinois	24.0%	$47.6	40.4%
11/ 10/ 2000	Holt’s Cigar Holding Inc	HCH Acquisition Corp	26.0%	$11.3	54.4%
11/ 09/ 2000	Metro One Telecommunications	Sonera Corp	25.5%	$68.0	36.0%
10/ 25/ 2000	pcOrder.com	Trilogy Software Inc	38.9%	$48.3	55.7%
10/ 12/ 2000	Hexcel Corp	Investor Group	39.3%	$159.5	-17.0%
09/ 21/ 2000	Hertz Corp	Ford Motor Co	18.5%	$734.0	12.0%
09/ 14/ 2000	General DataComm Industries	State of WI Investment Board	11.3%	$15.0	15.9%
09/ 01/ 2000	Minolta-QMS Inc	Minolta Investments Co	42.9%	$34.6	95.9%
08/ 30/ 2000	AXA Financial Inc	AXA Group	40.0%	$11,189.3	34.3%

($ in millions)

Date Announced	Target Name	Acquiror Name	% Shares Acquired	Value of Transaction	Four Week Premium

08/ 28/ 2000	800-JR Cigar Inc	Investor Group	21.6%	$33.3	18.2%
08/ 15/ 2000	Infinity Broadcasting Corp	Viacom Inc	35.7%	$13,649.0	-7.0%
08/ 14/ 2000	BHC Communications Inc	News Corp Ltd	23.9%	$887.7	10.0%
08/ 10/ 2000	Simon Transportation Services	Jerry Moyes	14.5%	$8.2	67.4%
07/ 20/ 2000	JLK Direct Distribution Inc	Kennametal Inc	17.0%	$36.5	68.7%
07/ 11/ 2000	In Home Health Inc	Manor Care Inc	38.6%	$21.0	23.3%
07/ 09/ 2000	Life Technologies Inc	Invitrogen Corp	25.0%	$401.7	20.0%
06/ 14/ 2000	USA Detergents Inc	Church & Dwight Co	15.1%	$15.0	180.0%
05/ 09/ 2000	Alpharma Inc	Donaldson Lufkin & Jenrette	16.8%	$187.5	-1.0%
04/ 24/ 2000	Cherry Corp	Investor Group	48.9%	$130.5	70.3%
03/ 27/ 2000	IDT Corp	Liberty Media Group(AT&T Corp)	11.1%	$131.1	-6.1%
03/ 23/ 2000	Homestead Village Inc	Security Capital Group Inc	27.7%	$156.8	98.8%
03/ 21/ 2000	Travelers Property Casualty	Citigroup Inc	15.0%	$2,449.3	35.1%
03/ 17/ 2000	Vastar Resources Inc	BP Amoco PLC	19.0%	$1,575.7	69.4%
02/ 15/ 2000	Phoenix International Ltd Inc	London Bridge Software Holding	10.1%	$5.0	41.7%
02/ 02/ 2000	Thermo Instrument Systems Inc	Thermo Electron Corp	15.0%	$831.7	94.3%
01/ 31/ 2000	Thermedics	Thermo Electron Corp	26.0%	$169.2	103.3%
01/ 31/ 2000	ThermoQuest Corp	Thermo Instrument Systems Inc	10.0%	$96.9	61.9%
01/ 31/ 2000	Thermo BioAnalysis	Thermo Instrument Systems Inc	16.0%	$167.9	53.4%
01/ 31/ 2000	ONIX Systems Inc	Thermo Instrument Systems Inc	19.0%	$23.1	38.5%
01/ 19/ 2000	Conning Corp	Metropolitan Life Insurance Co	39.0%	$74.3	52.1%
12/ 27/ 1999	S3 Inc	VIA Technologies Ltd	12.4%	$145.8	55.4%
12/ 17/ 1999	ThermoTrex Corp	Thermo Electron Corp	20.0%	$36.9	3.2%
12/ 15/ 1999	ThermoLase Corp	Thermo Electron Corp	19.0%	$36.4	45.7%
12/ 14/ 1999	BigStar Entertainment Inc	ValueVision International Inc	14.0%	$10.0	16.7%
12/ 08/ 1999	Robertson-Ceco Corp	Heico Companies LLC	30.8%	$57.0	41.5%
12/ 01/ 1999	Boise Cascade Office Products	Boise Cascade Corp	18.1%	$205.3	60.0%
11/ 22/ 1999	ERC Industries Inc	John Wood Group PLC	11.0%	$5.1	100.0%

($ in millions)

Date Announced	Target Name	Acquiror Name	% Shares Acquired	Value of Transaction	Four Week Premium

11/ 05/ 1999	PEC Israel Economic Corp	Discount Investment Corp	30.7%	$320.0	2.8%
09/ 09/ 1999	Lifeway Foods Inc	Danone Group	15.0%	$5.7	31.2%
09/ 03/ 1999	Digital Link Corp	Investor Group	50.0%	$53.8	40.0%
08/ 02/ 1999	Spacehab Inc	DaimlerChrysler Aerospace AG	10.6%	$12.0	70.4%
06/ 14/ 1999	SpeedUs.com Inc	NextLink Communications Inc	11.7%	$20.0	150.0%
06/ 04/ 1999	Intek Global Corp	Securicor Communications Ltd	43.7%	$51.9	22.1%
06/ 03/ 1999	Genentech Inc	Roche Holding AG	33.0%	$4,818.4	279.3%
06/ 03/ 1999	Triangle Pharmaceuticals Inc	Abbott Laboratories	22.7%	$118.3	25.8%
05/ 07/ 1999	J Ray McDermott SA	McDermott International Inc	37.0%	$514.5	19.3%
05/ 05/ 1999	Thermo Power Corp	Thermo Electron Corp	22.0%	$34.8	41.2%
04/ 12/ 1999	Meadowcraft Inc	Investor Group	27.0%	$53.2	77.8%
04/ 01/ 1999	Aqua Alliance Inc	Vivendi SA	17.0%	$117.1	101.7%
03/ 26/ 1999	Juno Lighting Inc	Fremont Partners	17.8%	$106.0	386.3%
03/ 24/ 1999	Knoll Inc	Warburg, Pincus Ventures Inc	41.8%	$490.8	46.4%
03/ 21/ 1999	Spelling Entertainment Group	Viacom Inc	19.1%	$191.6	54.5%
03/ 15/ 1999	Go2Net Inc	Vulcan Ventures Inc	10.2%	$158.5	—6.7%
03/ 08/ 1999	ENStar Inc	Investor Group	35.5%	$13.2	51.5%
01/ 22/ 1999	Treadco Inc	Arkansas Best Corp	49.0%	$22.7	24.1%
01/ 06/ 1999	ExecuStay Corp	Marriott International Inc	43.8%	$46.3	2.0%

		AVERGAGE	24.5%	$621.3	51.6%

		All Purchase:

		High	50.0%	$13,649.0	386.3%

		Low	10.0%	$5.0	-29.1%

		Excluding Highest and Lowest 10%

		High	50.0%	$11,189.3	100.0%

		Low	10.0%	$5.0	-6.1%

Tab 8

Recent Dual Class Restructuring Transactions*

Company Name	Continental Airlines, Inc.	Dairy Mart Convenience Stores, Inc.	Fedders Corporation (b)	Pacificare Health Systems, Inc. (c)	Reinsurance Group of America	Remington Oil and Gas Corporation	Average

Ticker Symbol	CAL	DMC	FJC/ FJA	PHSY	RGA	ROIL
Date of Transaction	1/ 22/ 2001	2/ 8/ 2000	Pending	6/ 24/ 1999	9/ 1/ 1999	12/ 23/ 1998

Market Capitalization at Time of Transaction (millions)
	$2,600	$16	$92	$3,263	$1,375	$65	$1,235

Closing Share Price One Day Prior to Announcement:
Control Voting Stock	$51.88	$4.13	$3.05	$74.00	$35.88	$5.88
Non-Control Stock	$52.00	$4.13	$2.70	$79.88	$29.63	$6.00

Price Ratio of Control Voting Stock to Non-Control Stock	0.998	1.000	1.130	0.926	1.211	0.979	1.041
Control Conversion Ratio (a)	1.320	1.100	1.100	1.127 (d)	1.010 (e)	1.150	1.135
Implied Premium to Control Voting Shareholders	32.00%	10.00%	10.00%	12.71%	1.00%	15.00%	13.5%

Before Recapitalization:
Control Voting Stock	10,966,938	1,439,680	15,901,165	5,909,500	37,931,000	3,250,110
Non-Control Stock	47,397,247	3,307,730	14,890,386	40,037,357	7,417,000	17,553,010
Total Shares Outstanding	58,364,185	4,747,410	30,791,551	45,946,857	45,348,000	20,803,120

Non-Control Stock as a Percentage of Total Shares Outstanding
	81.21%	69.67%	48.36%	87.14%	16.36%	84.38%	64.5%

After Recapitalization:
Previous Control Voting Stock	14,476,358	1,583,648	17,491,282		37,931,000	3,737,627
Previous Non-Control Stock	47,397,247	3,307,730	14,890,386		7,194,490	17,553,010
Total Shares Outstanding	61,873,605	4,891,378	32,381,668		45,125,490	21,290,637

Non-Control Stock as a Percentage of Total Shares Outstanding
	76.60%	67.62%	45.98%		15.94%	82.44%	57.7%

Percentage Dilution to Non-Control Stockholders	5.67%	2.94%	4.91%	1.63%	2.52%	2.29%	3.33%

Transaction Synopsis

Each holder of control voting stock receives 1.32 shares of common stock. As part of the transaction approximately 6.7 million Class A shares owned by Northwest Airlines were purchased for $67 per share or approximately $450 million.

		Each holder of control voting stock receives 1.1 shares of new common stock in conversion to a single class. This restructuring also settled outstanding litigation.	Each holder of control voting stock received 1.1 shares of new common stock in connection with the recapitalization of the company’s Class A and Common stock to a single class of common stock.

$60 million paid to UniHealth Foundation - owner of 39.8% of Class A Stock, for approving the proposed restructuring to a single class of common stock. UniHealth’s shares to be repurchased at market prices in installments through February 2001.

					Each holder to receive 0.97 of a share of voting stock for one share of non-voting stock.	Each holder of a control voting share receives 1.15 new common shares pursuant to a restructuring to a single class of common stock and a simultaneous acquisition.

*                 Other than 1:1 conversions - See page 26.

(a)          Represents amount of new single class shares Control Voting Stock holders receive per share upon exchange of their Control Voting Shares.

(b)         Control Voting Stock represents Fedders Common Stock and Class B Stock and Non-Control Stock represents Fedders Class A Stock.

(c)          Control Voting Stock and Non-Control Stock represents shares held by Unihealth and Others respectively.

(d)         Pro forma - represents value of Unihealth’s stake after the Transaction ($532.02 million or $60 million + $472.02 million) divided by the initial market value of Unihealth’s stake in the Company ($472.02 million or 5,909,500 shares times $79.875 per share).

(e)          Pro forma - reflects ratio if recapitalization had been accomplished by issuing additional shares to Control Shareholders instead of by decreasing the shares held by Non-Control Shareholders.

Comparable Share Reclassification Dilution to Non-Control
Shareholders Analysis

[CHART]

Recent Equity Reclassification Transactions with Conversion
Ratios Equal to 1.0

Date	Company	Ticker Symbol
10/ 8/ 2001	Conoco, Inc.	COC

5/ 15/ 2001	Raytheon Co.	RTN

5/ 1/ 2001	Waddell & Reed Financial, Inc.	WDR

10/ 10/ 2000	Florida East Coast Industries, Inc.	FLA

8/ 29/ 2000	J.M. Smucker Company	SJM

6/ 30/ 2000	Mitchell Energy & Development	MND

4/ 24/ 2000	PMA Capital Corporation	PMACA

10/ 25/ 1999	InfoUSA, Inc.	IUSA

6/ 21/ 1999	Republic Services, Inc.	RSG

6/ 18/ 1999	Cherry Corp.	CHER

6/ 17/ 1999	Network Solutions, Inc.	NSOL

12/ 15/ 1998	Scott Technologies, Inc.	SCTT

5/ 21/ 1998	Carnival Corp.	CCL

5/ 1/ 1998	Northwest Airlines Corp.	NWAC

Tab 9

Relationship between
Control Voting Stock Proportion and Premiums Paid

[CHART]

Tab 10

Stock Price and Transaction Conversion Ratio Analysis

[CHART]

Tab 10

Control Premium / Non-Control Dilution
Sensitivity Analysis

(in millions, except per share data)

	Class A	Class B	Total
Closing Price per Share	$11.10	$11.30

Shares Outstanding	34.88	1.09	35.97

Market Value	$387.17	$12.31	$399.48

	Repurchase Price per Class B Share
	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00

Premium to Class A Shares	(0.90)%	8.11%	17.12%	26.13%	35.14%	44.14%	53.15%	62.16%	71.17%	80.18%	89.19%	98.20%

Class B Shares Outstanding	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09

Total Consideration (millions)	$11.98	$13.07	$14.16	$15.25	$16.34	$17.43	$18.52	$19.61	$20.70	$21.79	$22.88	$23.97

Less: Value at Class A Price	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)	(12.09)

Control Premium to Class B Shareholders (millions)	$(0.11)	$0.98	$2.07	$3.16	$4.25	$5.34	$6.43	$7.52	$8.61	$9.70	$10.79	$11.87

Market Value of Class A Shares	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17	$387.17

Dilution to Class A Holders (Control Premium/Market Value)	(0.03)%	0.25%	0.53%	0.82%	1.10%	1.38%	1.66%	1.94%	2.22%	2.50%	2.79%	3.07%

Control Premium / Non-Control Dilution
Sensitivity Analysis

[CHART]